UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 31, 2017, the Board of Directors (the “Board”) of William Lyon Homes, a Delaware corporation (the “Company”), appointed Brian W. Doyle, the Company’s current Executive Vice President of Operations, to the position of Executive Vice President and Chief Operating Officer, effective immediately.

Mr. Doyle joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Doyle had served as Director of Sales and Marketing for the Southern California Division since November 1997. Prior to his current position, the majority of Mr. Doyle’s 19 year tenure with the company (and its predecessor) has been in operational leadership roles including as Division Manager of the San Diego Division, Division President of the Southern California Division, and as the Regional President of California beginning in 2010. Mr. Doyle was promoted to Executive Vice President and California Regional President effective July 2015, and transitioned to the corporate position of Executive Vice President of Operations in July 2016. Mr. Doyle holds a B.A. from California State University of Long Beach, and possesses more than 25 years of experience in the real estate development and homebuilding industry.

Mr. Doyle is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Doyle and any other director or executive officer of the Company.

The Compensation Committee of the Board has approved the following compensation arrangements for Mr. Doyle in connection with his promotion to the Chief Operating Officer position, including a base salary, as well as a cash bonus opportunity and long-term equity incentive awards, 1/3 of which are in the form of time-based restricted stock awards and 2/3 of which are in the form of performance-based restricted stock awards, in each case vesting in equal annual installments on each of March 1, 2018, 2019 and 2020, as part of the 2017 incentive program adopted pursuant to the Company’s 2012 Equity Incentive Plan, as amended, subject to various performance and/or time conditions and payout multiples, as applicable:

2017 Base Salary	2017 Target Cash Bonus Opportunity	Target Equity Award Grant Date Fair Value
$ 425,000	$850,000	$750,000

Mr. Doyle is party to an existing employment agreement, effective as of April 1, 2013 (the “Employment Agreement”), in the same form of agreement as entered into with certain other senior executives of the Company and as filed with the SEC as Exhibit 10.35 to the Company’s Registration Statement on Form S-1 dated April 9, 2013 (File No. 333-187819). The Employment Agreement provides for severance and other benefits upon certain triggering events and subject to certain conditions, as described therein. In addition, Mr. Doyle is party to the Company’s standard form indemnification agreement for executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated: April 6, 2017	By:	/S/ JASON R. LILJESTROM
Jason R. Liljestrom
Senior Vice President
General Counsel & Corporate Secretary